Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Max Weissengruber, President, and D. Brian Robertson, Treasurer, Chief Financial Officer and Vice-President of Sales, of Freshwater Technologies, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-Q of Freshwater Technologies, Inc. for the period ended September 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Freshwater Technologies, Inc.

Dated: November 13, 2009

/s/ Max Weissengruber
Max Weissengruber
President and Director
(Principal Executive Officer)

/s/ D. Brian Robertson
D. Brian Robertson
Treasurer, Chief Financial Officer, Vice-President of
Sales and Director
(Principal Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Freshwater Technologies, Inc. and will be retained by Freshwater Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.